                              FORBEARANCE AGREEMENT


         This FORBEARANCE AGREEMENT (the "Agreement") dated as of October 29, 1999 by and among FLEET NATIONAL BANK F/K/A FLEET NATIONAL BANK OF CONNECTICUT F/K/A SHAWMUT BANK CONNECTICUT, N.A., a national banking association with a place of business at 777 Main Street, Hartford, Connecticut 06115 ("LENDER"), EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with a principal place of business at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("BORROWER"), APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation with a mailing address c/o Borrower at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("APEX") and GROS-ITE INDUSTRIES, INC., a Connecticut corporation with a mailing address c/o Borrower at 1806 New Britain Avenue, Farmington, Connecticut 06032 ("GROS-ITE" and collectively with Apex, "GUARANTOR").

                                    RECITALS

         On October 3, 1985, Lender and Borrower entered into a certain Revolving Loan and Security Agreement which has been amended and restated in its entirety by a certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated February 28, 1995, as amended by a certain Sixth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated July 31, 1995, as further amended by a certain Seventh Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of January 26, 1996, as further amended by a certain Eighth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated as of April 10, 1996, as further amended by a certain Ninth Amendment to Revolving Loan, Term Loan, Equipment Loan, Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated May 27, 1997 between Borrower and Lender, as further amended by a certain Tenth Amendment to Revolving Loan, Term Loan, Equipment Loan and Security Agreement and Reaffirmation of Guaranties dated May 22, 1998, as further amended by a certain Eleventh Amendment to Loan and Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated as of June 30, 1998 and as further amended by a certain Twelfth Amendment to Loans and Security Agreement, Modification of Notes and Reaffirmation of Guaranties dated as of November 25, 1998 (as amended and in effect from time to time, the "LOAN AGREEMENT").

         Pursuant to the Loan Agreement, the Lender has made: (i) a $13,000,000.00 revolving loan (the "REVOLVING LOAN") as evidenced by a certain Second Amended and Restated Revolving Promissory Note dated as of June 30, 1998 (the "REVOLVING NOTE"), (ii) a $14,000,000.00 term loan (the "ACQUISITION TERM LOAN") as evidenced by a certain Term Promissory Note dated June 30, 1998 (the "ACQUISITION TERM NOTE"), (iii) a $541,153.34 term loan (the "CONSOLIDATED EQUIPMENT LOAN") as evidenced by a certain Amended and Restated Promissory Note dated March 27, 1997 (the "CONSOLIDATED EQUIPMENT NOTE"), (iv) a $4,000,000.00 term loan (the "TERM LOAN") as evidenced by a certain Term Promissory Note dated March 22, 1993 (the "TERM NOTE"), (v) a

$1,000,000.00 construction to permanent loan (the "CONSTRUCTION LOAN") as evidenced by a certain Construction to Permanent Loan Promissory Note dated July 31, 1995 (the "CONSTRUCTION NOTE"), (vi) a $3,000,000.00 equipment loan (the "THIRD EQUIPMENT LOAN") as evidenced by a certain Equipment Promissory Note III dated as of March 27, 1997 (the "THIRD EQUIPMENT NOTE") and (vii) a $3,000,000 equipment loan (the "FOURTH EQUIPMENT LOAN") as evidenced by a certain Equipment Promissory Note IV dated as of May 22, 1998 (the "FOURTH EQUIPMENT NOTE" and collectively with the Revolving Note, Acquisition Term Note, Consolidation Equipment Note, Term Note, Construction Note and Third Equipment Note, the "NOTES").

         Each Guarantor has guaranteed the obligations of Borrower under the Loan Agreement and Notes, pursuant to their respective Guaranties (collectively, "GUARANTY").

         The Borrower acknowledges that it is unconditionally indebted to Lender with respect to its respective debts more particularly described on Exhibit A attached hereto (the "INDEBTEDNESS"), plus interest accrued and accruing thereon and costs and expenses of collection, including without limitation, reasonable attorneys' fees. Additionally, the Borrower acknowledges that it has no defense, offset or counterclaim to its obligations in respect of the Indebtedness and further that it has no other claim whatsoever against Lender (whether arising in contract, tort or otherwise) with respect to, or arising out of, the Indebtedness. The outstanding principal amount of the Indebtedness as of September 30, 1999 is $27,008,204.17.

         Hereinafter, this Agreement, the Loan Agreement, the Notes, the Guaranty and all other documents evidencing, relating or securing the Indebtedness (as defined below) (collectively, the "LOAN DOCUMENTS") all instruments, documents and agreements executed by the Borrower, Guarantor or any other party in connection herewith, and all amendments and modifications to any of the foregoing, including without limitation those contained in paragraph C hereof, are sometimes collectively referred to hereinafter as the "LOAN AND FORBEARANCE DOCUMENTS". Capitalized terms used in this Agreement but not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

         The Borrower and Guarantor acknowledges and affirms that (a) Borrower is in default in the performance of its obligations under the Loan Agreement, the Notes and the Loan Documents by virtue of Borrower's past and continuing failure to comply with the financial covenants set forth in Sections 10 and 13 of Exhibit A of the Loan Agreement, and (b) as a result of the aforesaid defaults, Lender has the full and unrestricted right to declare all of the Indebtedness to be immediately due and payable and to commence proceedings for its collection.

         The Borrower and Guarantor have requested, and Lender has agreed, subject to the terms and conditions set forth herein: (a) to forbear from acceleration and collection of the Indebtedness until December 31, 1999 (the "FORBEARANCE TERMINATION DATE") (the period from the date of this Agreement through and including the Forbearance Termination Date is referred to herein as the "FORBEARANCE PERIOD"); and (b) to make certain other changes to the terms and conditions of the Loan Agreement. Lender has agreed to grant the requested accommodations subject to the express agreements and conditions set forth below and provided further that: (i) there is no further material adverse change in the business or financial condition of the Borrower or Guarantor after the date hereof; (ii) there is no material adverse change in the value, extent or condition of any of the collateral or other property granted to Lender to secure any or all of the Indebtedness after the date hereof; (iii) the Borrower and Guarantor shall perform and comply with, as and when required, time being of the essence in all respects, all of the respective agreements, covenants and obligations set forth in the Loan and Forbearance Documents; (iv) except for the defaults described above, no default or event of default (howsoever defined) under any of the other Loan and Forbearance Documents, shall occur or exist under any of the Loan and Forbearance Documents, it being further agreed and understood that from and after the date hereof all cure and grace periods and/or requirements for prior notice or demand, if any, which are currently allowed or must be satisfied prior to an event being deemed a default or event of default (howsoever defined) under any of the Loan and Forbearance Documents are hereby waived by the Borrower and Guarantor and are of no further force and effect; (v) no other party takes any action against the Borrower and Guarantor or against any of the collateral or other property granted to Lender to secure any or all of the Indebtedness which in Lender's sole judgment will have a material adverse impact upon Lender's right or ability to repossess, attach or execute upon any of such collateral or other property; (vi) the Borrower and Guarantor shall not make any assignment for the benefit of creditors or similar action or be the subject, voluntarily or involuntarily, of any bankruptcy, insolvency, reorganization or other similar proceeding; (vii) the Borrower and Guarantor shall not have misrepresented any material fact to, or committed any fraud upon, Lender; (viii) all information and documents delivered by or on behalf of the Borrower and Guarantor to Lender shall be true and complete in all material respects; and (ix) Borrower and Guarantor shall have paid all outstanding legal fees and expenses of its counsel incurred in connection with the Loan Documents ((i), (ii), (iii), (iv), (v), (vi), (vii),
(viii), and (ix) being hereafter referred to individually as a "FORBEARANCE CONDITION" and collectively as the "FORBEARANCE CONDITIONS").

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree, represent and warrant as follows:

         A. If Borrower meets all of the terms and conditions of this Agreement and the Loan Documents as revised, and no Event of Default shall have occurred, Lender shall consider entering into a second Forbearance Agreement, upon terms and conditions satisfactory to Lender in its sole discretion, with Borrower.

         B. The Borrower and each Guarantor (i) represents and warrants to Lender that: (1) it has the requisite corporate power to enter into this Agreement and the transactions contemplated herein, and has taken all necessary corporate action to authorize this Agreement and the transactions contemplated herein; and (2) the Loan and Forbearance Documents to which it is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms and (ii) confirms that all of its representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, except to the extent that any of the same relate to a prior specific date or event.

         C. So long as the Forbearance Conditions are and continue to be satisfied, Lender agrees (1) to forbear from acceleration and collection of the Indebtedness during the Forbearance Period, and (2) subject to the terms and conditions set forth in the Loan Agreement and to the additional conditions set forth in this Agreement, to continue to make advances under the Revolving Credit Loan available for borrowing by the Borrower during the Forbearance Period, EXCEPT that notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Loan and Forbearance Documents, the Borrower and Guarantor acknowledge and agree that commencing on the date hereof and continuing until Lender otherwise agrees in writing: (i) upon (A) the failure of any of the Forbearance Conditions to be satisfied or to continue to be satisfied, or (B) the expiration of the Forbearance Period, all Indebtedness and other sums due from the Borrower and Guarantor to Lender under the Loan and Forbearance Documents shall automatically and immediately be due and payable without further notice or demand and Lender shall have the right to exercise, without further notice or demand, any and all rights and remedies available to it under the Loan and Forbearance Documents and at law or equity; and (ii) Lender shall have no obligation to enter into or consider any restructuring of, or any other accommodation with respect to any of the Indebtedness upon the failure of any Forbearance Condition to be satisfied or upon the expiration of the Forbearance Period.

         D. The Borrower shall pay monthly in arrears additional interest on all of the outstanding Indebtedness on the first day of each month to Lender at a per annum rate equal to one hundred twenty-five (125) basis points. Such interest shall be charged separately by Lender to Borrower.

         E.   The Loan Agreement shall be deemed to be amended as follows:

              (i) The definition of "Cost of Funds" in Section 1.20 is hereby deleted and replaced with the following:

                    "Section 1.20. "COST OF FUNDS" means the per annum rate of interest which Lender is required to pay, or is offering to pay, for wholesale liabilities, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by Fleet National Bank's Treasury Group."

              (ii) The definition of "LIBOR Base Rate" in Section 1.29 is hereby deleted and replaced with the following:

                    "Section 1.29 "LIBOR BASE RATE" shall mean, as applicable to any LIBOR Advance, the rate per annum rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date,


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


                    the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beg inning of such interest period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

                         If both the Telerate and Reuters system are
                    unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by the calculation agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Advance. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Advance cannot be determined.

                         In the event that the Board of Governors of the Federal
                    Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits to Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage."

              (iii) The following is hereby inserted after Section 1.40 of the Loan Agreement:

         "Section 1.41 "THE MODIFIED FOLLOWING BUSINESS DAY CONVENTION" shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term "Modified Following Business Day Convention", and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Date. For purposes of the Modified Business Day Convention, "BUSINESS DAY" means, in respect of any date that is specified in this agreement to be subject to adjustment in accordance with applicable Modified Business Day



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

         Convention, a day on which commercial banks settle payments in New York or London if the payment obligation is calculated by reference to any
         (i) LIBOR Bate Rate, or (ii) New York, if the payment obligation is calculated by reference to any Prime Rate or Cost of Funds Rate."

              (iv) Amendment to Section 2.1 of the Loan Agreement. The Loan Agreement is hereby amended by deleting Section 2.1 in its entirety and substituting the following in lieu thereof:

                    2.1 Revolving Loan. The Lender may loan to the Borrower, at is discretion, and the Borrower may borrow from the Lender, from time to time (each an "ADVANCE" and collectively, the "REVOLVING LOAN"), up to that amount (hereinafter referred to as the "BORROWING BASE") which is the lesser of:

                    a.   The sum of:

                         (1) EIGHTY PERCENT (80%) of the Borrower's Eligible Receivables;

                         (2) SIXTY PERCENT (60%) of the Borrower's Eligible Inventory, but in any event not to exceed FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000.00);

                         which sum shall be reduced by the aggregate amount committed under any letter or letters of credit issued by the Lender on behalf of the Borrower; OR

                    b. TEN MILLION DOLLARS ($10,000,000.00), reduced by the aggregate amount committed under any letter or letters of credit issued by the Lender on behalf of the Borrower.

                         Nothing herein shall be construed to require the Lender to lend up to the Borrowing Base, and nothing shall prohibit the Lender from lending in excess of the Borrowing Base, all loans to be at the discretion of the Lender.

                         The Revolving Loan shall be evidenced by the Amended and Restated Revolving Promissory Note annexed hereto and made a part hereof as EXHIBIT "B".

              (v) The language "three percent (3%) in Section 2.16, Default Interest is hereby deleted and replaced with "four percent (4%)".

              (vi) Section 2.22 of the Loan Agreement is hereby deleted and replaced with the following:

                     Section 2.22 Fees. The Borrower shall pay Lender the following fees: (i) $40,000.00 waiver fee, (ii) a $40,000 servicing charge, (iii) a $30,000 restructuring fee and
                     (iv) a $10,000 success fee. All fees shall be due and payable on October 29, 1999 except for the $10,000.00 success fee which shall be payable on the earlier of (a) June 30, 2000 or (b) on the date the Loans are refinanced either in whole or in part with borrowed money.

              (vii) The following are hereby inserted after Section 2.22 of the Loan Agreement:

                     "Section 2.23 Cross-Termination: In the event that the Revolving Loan terminates while any other Loans and/or the Construction Loan are outstanding, all of the Loans and the Construction Loan shall simultaneously terminate and Borrower shall simultaneously prepay all of the Loans and the Construction Loan in full together with all accrued but unpaid interest thereon to the date of such prepayment together with any applicable prepayment or make-whole premium."

                     Section 2.24 Fixed Rate Penalty: If, at any time (i) the interest rate of the loan is a fixed rate, and (ii) Lender in its sole discretion should determine that current market conditions can accommodate a prepayment request, Borrower shall have the right at any time and from time to time to prepay any of the Loans in whole (but not in part), and Borrower shall pay to Lender a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the Interest Period chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Rate chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated Interest Period and using the above-referenced United States Treasury security rate and the number of days remaining in the Interest Rate chosen pursuant to the fixed rate election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Lender upon prepayment of the fixed rate loan. Each reference in this paragraph to "Fixed Rate Election"



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

                     shall mean the election by Borrower pursuant to paragraph
                     2.14 of this Agreement.

                         If by reason of an event of default Lender elects to
                     declare any of the Loans to be immediately due and payable, then any yield maintenance fee with respect to the Loans shall become due and payable in the same manner as though Borrower had exercised such right of prepayment."

                     Section 2.25 Lost/Destroyed Documents: Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

                     Section 2.26 Participation: Lender shall have unrestricted right at any time and from time to time, and without the consent of or notice to Borrower or Guarantor, to grant to one or more banks or other financial institutions (each, a "PARTICIPANT") participating interests in Lender's obligation to lend hereunder and/or any or all of the loans held by Lender hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder.

                     Section 2.27 Late Fee: Notwithstanding any provision in any of the Notes, if the entire amount of any required payment of principal and/or interest under any of the Notes is not paid in full within ten (10) days after the same is due, Borrower shall pay to the Lender a late fee equal to five percent (5%) of the required payment."

              (viii) Section 4.1.i of the Loan Agreement is deleted and replaced with the following:

                     The Borrower at all times hereafter shall: maintain a standard and modern system of accounting in accordance with generally accepted accounting principles and ledger and account cards which contain such information as may be requested by the Lender; permit the Lender or any of its employees, officers or agents, upon demand during the Borrower's usual business hours, to have access to and to examine all of the Borrower's books and records, and in connection therewith, permit the Lender or any such employees, officers or agents to copy and make abstracts therefrom; deliver to the Lender (1) within ninety (90) days after the end of each of the Borrower's fiscal years, a reasonably detailed balance sheet and a reasonably detailed profit and loss statement covering the Borrower's operations for such fiscal year audited and certified by an independent certified public accountant satisfactory to the Lender, along with a management letter from such accountant; (2) within twenty-five (25) days after the end of each calendar month and forty days (40) days of each calendar quarter, a reasonably detailed balance sheet and a reasonably detailed profit and loss statement covering the Borrower's operations for such month or quarter, as applicable, which financial information may be internally prepared, and setting forth calculations in reasonable detail evidencing such compliance along with a certificate executed and certified as being true, correct and complete, by the president or chief financial officer of the Borrower; (3) within thirty (30) days after the end of each month, a backlog report in form and substance satisfactory to Lender; (4) within (a) twenty (20) days after the end of each of the months of January, February, April, May, July, August, October and November, and (b) forty (40) days after the end of each of the months of March, June, September and December, for each of such months (i) a detailed aging of Receivables, (ii) a detailed accounts payable aging, and (iii) inventory reports, each in form and substance satisfactory to Lender; (5) within three days of each calendar week end, a borrowing base certificate in form and substance satisfactory to Lender, and (6) deliver to the Lender any such other information requested by Lender. Each financial report provided under subparagraphs (1) and (2) above shall be accompanied by a certificate signed by an authorized officer of the Borrower to the effect that such information is complete, correct and thoroughly presents the financial condition of the Borrower and that there exists on the date of delivery of said certificate to the Lender no condition or event which constitutes an Event of Default and that no events have occurred which, after notice by the Lender or lapse of time or both, would constitute an Event of Default. Any information provided to Lender shall be complete, correct and accurate.

              (ix) Section 4 of Exhibit "A" of the Loan Agreement is hereby deleted and replaced with the following:

                     Lender's Audit Fee. Lender may conduct audits from time to time of the Borrower in its sole discretion. Borrower agrees to pay to the Lender all fees, cost and expenses (including Lender's internal cost and expenses) incurred by Lender in connection with such audits. So long as no Event of Default has occurred under this Loan Agreement, the Lender shall not conduct more than four (4) audits per calendar year.

              (x) Section 13 of Exhibit "A" of the Loan Agreement is hereby deleted and replaced with the following:


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

                     13.  Intentionally Omitted.

              (xi)   The following is hereby inserted into Exhibit A of the Loan
 Agreement:

                     21. Operating Profit. Maintain an operating profit (excluding (a) extraordinary expenses incurred in connection with the severance of Borrower's former Chief Executive Officer and expenses incurred in connection with the recruitment of senior management, provided such exclusions shall not exceed $1,100,000.00 in the aggregate and (b) the impairment loss relating to four (4) Okuma turning machines) for each of the periods commencing July 3, 1999 through the end of each monthly periods as set forth below of not less than the following:

                 -----------------------------------------------------
                                                      Minimum
                      Periods Ending              Operating Profit
                 -----------------------------------------------------
                      October 2, 1999                 $200,000
                 -----------------------------------------------------
                     October 30, 1999                 $450,000
                 -----------------------------------------------------
                     November 27, 1999                $725,000
                 -----------------------------------------------------
                      January 1, 2000                 $725,000
                 -----------------------------------------------------

                     22. Minimum Availability. Borrower shall maintain a minimum difference between the Borrowing Base and outstanding principal balance of the Revolving Loan of (a) for the weeks ending October 2, 1999, October 30, 1999, November 27, 1999 and January 1, 2001, $1,250,000.00 and (b) at all
                     other times, $500,000.

                     23. Unfunded Capital Expenditures. Borrower shall not make or otherwise incur Unfunded Capital Expenditures in excess of $375,000 for the period commencing October 2, 1999 and ending January 1, 2000. For purposes of this section, "Unfunded Capital Expenditures" means amounts paid or indebtedness incurred by Borrower or any of its subsidiaries in connection with the purchase or lease by the Borrower or any of its subsidiaries of Capital Assets that would be required to be capitalized and shown on Borrower's or its subsidiaries balance sheet in accordance with GAAP and which amounts paid or indebtedness incurred is not funded by any of the Loans (excluding the Revolving
                     Loan). For purposes of this section, "Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights,


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

                     trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

         F. Exhibit B to the Loan Agreement is hereby deleted and replaced with Exhibit B attached hereto and made a part hereof.

         G. All Exhibits to the Loan Agreement, the Notes and the other Loan and Forbearance Documents are hereby amended in such a manner as to be consistent with all amendments made hereby and contained herein.

         H. As a further inducement to Lender to enter into this Agreement and to grant the accommodations hereunder, Borrower agrees to pay Lender an additional $77,500 success fee, which shall be payable upon the earlier of (a) June 30, 2000 or (b) demand by Lender. Borrower acknowledges that the success fee is due and payable, but that Lender, at Borrower's request, has not requested immediate payment.

         I. To induce the Lender to enter into this Amendment, each Guarantor hereby (a) consents to this Amendment and (b) affirms and ratifies its Guaranty and confirms that (i) each Guarantor does irrevocably and unconditionally guarantee to the Lender the payment and performance from the Borrower of the Obligations (as defined in each Guaranty) from the Borrower to the Lender, upon the terms and conditions set forth in the respective Guaranty, (ii) the term Obligations includes, without limitation, this Forbearance Agreement, the Term Loan, the Construction Loan, the Consolidated Equipment Loan, the Third Equipment Loan, the Fourth Equipment Loan, the Revolving Loan and the Acquisition Term Loan, and (iii) each Guaranty remains in full force and effect.

         J. As a further inducement to Lender to enter into this Agreement and to grant the accommodations contained herein, effective on the date hereof, the Borrower does hereby release, acquit and forever discharge Lender, its respective representatives, parent, subsidiaries, affiliates, officers, directors, agents, employees, servants, attorneys and representatives, as well as the respective personal representatives, successors and assigns of any and all of them (collectively, the "RELEASED LENDER PARTIES"), from and against any and all claims (including without limitation, any so-called "lender liability" claims or defenses), demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets against any of the Indebtedness, and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, including without implied limitation, such claims and defenses as fraud, mistake, failure of consideration and duress, which the Borrower and/or anyone claiming by or through any of them ever had, now has, or might hereafter have against any of the Released Lender Parties for or by reason of any matter, cause or thing whatsoever occurring from the beginning of time through and including the date hereof which relates to, in whole or in part, directly or indirectly:
(a) any of the Indebtedness, (b) any of the Loan and Forbearance Documents; (c) any of the collateral or other property granted to Lender as security for any of the Indebtedness; or (4) the administration of any of the Indebtedness or conduct of Lender or of any of the other Released

Lender Parties. In addition, the Borrower agrees not to commence, join in, assist, prosecute or participate in any suit or other proceeding against any of the Released Lender Parties relating directly or indirectly to any of the foregoing matters (including without limitation the Loan and Forbearance Documents) or otherwise contrary to the provisions set forth above.

         K. The Borrower acknowledges and agrees that a default under any of the Loan and Forbearance Documents shall constitute a default under the other Loan and Forbearance Documents.

         L. LENDER AND THE BORROWER EXPRESSLY WAIVE TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THE LOAN AND FORBEARANCE DOCUMENTS ARE A PART AND/OR THE ENFORCEMENT OF ANY OF LENDER'S RIGHTS AND REMEDIES THEREUNDER, INCLUDING WITHOUT LIMITATION, TORT CLAIMS.

         M. THE BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS EVIDENCED BY THE LOAN AND FORBEARANCE DOCUMENTS AND AS CONTEMPLATED BY THIS AGREEMENT ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUES, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, AND FURTHER WAIVES ITS RIGHT TO REQUEST THAT LENDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT THE BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY LENDER BY VIRTUE OF ANY DEFAULT OR PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN AND FORBEARANCE DOCUMENTS.

         N. THE BORROWER ACKNOWLEDGES THAT IT MAKES THE WAIVERS SET FORTH HEREIN KNOWINGLY, VOLUNTARILY AND WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THOSE WAIVERS WITH ITS ATTORNEYS. THE BORROWER FURTHER ACKNOWLEDGES THAT LENDER HAS NOT AGREED WITH OR REPRESENTED TO THE BORROWER OR ANY OTHER PARTY HERETO THAT THE PROVISIONS HEREIN WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         O. The Borrower agrees to pay all costs and expenses incurred by Lender, including without limitation, attorneys' fees, in connection with the preparation, negotiation, administration and enforcement of this Agreement and the transactions contemplated herein. Nothing herein shall be construed to limit the Borrower' obligation to pay fees, costs and expenses pursuant to the terms of the Loan and Forbearance Documents.

         P. The Borrower shall from time to time execute and deliver such additional documents and take such additional actions and shall provide such additional information as Lender may reasonably require to carry out the terms and conditions of this Agreement.

         Q. This Agreement and the other Loan and Forbearance Documents constitute the entire understanding and agreement among the parties hereto and supersede any prior or contemporaneous written or oral understanding with respect to the subject matter hereof. Except as expressly modified herein, the Loan and Forbearance Documents remain unmodified and in full force and effect in accordance with their terms.

         R. This Agreement and the other Loan and Forbearance Documents, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut (but not its conflicts of law provisions).

         S. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

         T. Nothing therein shall be construed to be a waiver of any requirements of the Loan Agreement or the other Loan and Forbearance Documents. Guarantor hereby ratifies and confirms his obligations under his Guaranty with respect to the Loans, the Loan Agreement and the other Loan and Forbearance Documents as amended hereby.



              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              LENDER:
                                              FLEET NATIONAL BANK


                                              By: /s/ Edacr Ezerins
                                                  ------------------------------
                                                  Edgar Ezerins
                                                  Its Vice President
                                                  (Duly Authorized)


                                              BORROWER:
                                              EDAC TECHNOLOGIES CORPORATION


                                              By  /s/ Ronald G.Popolizio
                                                  ------------------------------
                                                     Ronald G. Popolizio
                                                     Its Vice President
                                                     (Duly Authorized)

                                              GUARANTORS:

                                              GROS-ITE INDUSTRIES, INC.


                                              By  /s/ Ronald G. Popolizio
                                                  ------------------------------
                                                     Ronald G. Popolizio
                                                     Its V.P.

                                              APEX MACHINE TOOL COMPANY, INC.


                                              By  /s/ Ronald G. Popolizio
                                                  ------------------------------
                                                   Ronald G. Popolizio
                                                   Its  V.P.

                                    EXHIBIT A


      --------------------------------------------------------------------------------

                        NAME OF LOAN                                      OUTSTANDING
                                                                        BALANCE AS OF
                                                                              9/30/99
      --------------------------------------------------------------------------------

      Revolving Credit Loan                                            $ 5,000,000.00
      --------------------------------------------------------------------------------

      Acquisition Term Loan                                            $13,750,000.00
      --------------------------------------------------------------------------------

      Term Loan                                                        $ 2,795,297.62
      --------------------------------------------------------------------------------

      Construction Loan                                                $   749,999.80
      --------------------------------------------------------------------------------

      Third Equipment Loan                                             $ 2,100,000.00
      --------------------------------------------------------------------------------

      Consolidated Equipment Loan                                      $   279,573.34
      --------------------------------------------------------------------------------

      Fourth Equipment Loan                                            $ 2,333,333.41
      --------------------------------------------------------------------------------
